                                                                     EXHIBIT 4.2


                                CLASS D WARRANT


THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES
              ---
NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                        THE TRANSFER OF THIS WARRANT IS
                        RESTRICTED AS DESCRIBED HEREIN.

                       COLLEGE TELEVISION NETWORK, INC.

              Warrant for the Purchase of Shares of Common Stock,
                          par value $0.005 per share

                     THIS WARRANT EXPIRES ON JULY 23, 2006


No. D-1                                                           135,686 Shares

          THIS CERTIFIES that, for value received, U-C Holdings, L.L.C., a Delaware limited liability company, with an address at 227 West Monroe Street, Suite 4300, Chicago, IL 60606, c/o Willis Stein & Partners (including any transferee, the "Holder"), is entitled to subscribe for and purchase from
                 ------
College Television Network, Inc, a Delaware corporation (the "Company"), upon
                                                              -------
the terms and conditions set forth herein, at any time or from time to time from the date of issuance of this Warrant (the "Date of Issuance") and before 5:00
                                           ----------------
P.M. on July 23, 2006, Illinois time (the "Exercise Period"), 135,686 shares of
                                           ---------------
the Company's Common Stock (as hereinafter defined) at a price per share equal to $6.854, as the same may be adjusted from time to time in accordance with the terms of this Warrant (the "Exercise Price"). This Warrant is the Class D
                            --------------
Warrant (collectively, including any warrants issued upon the exercise or transfer of this Warrant in whole or in part, the "Warrants") issued pursuant to
                                                   --------
that certain Purchase Agreement, dated as of the date hereof, by and between the Company and the original Holder of this Warrant (the as amended, restated and modified from time to time "Purchase Agreement"). As used herein the term "this
                            ------------------                              ----
Warrant" shall
- -------
mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

          For purposes of this Warrant, the following terms shall have the meanings set forth below:

          "Average Market Price" shall mean for a share of Common Stock an
           --------------------
amount equal to the average of the daily closing prices for shares of such Common Stock over the 30 consecutive Trading Days ending on the last Trading Day of any quarter. The closing price for each day shall be the last reported sales price regular way, or in case no such reported sales takes place on such date, the closing bid price regular way on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System or the NASDAQ SmallCap Market) on which shares of such class of Common Stock are listed or admitted to trading or, if such class of Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for such class of Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date such class of Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of such class of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used;

          "Common Stock" shall mean the Company's common stock, par value $.005
           ------------
per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company;

          "Convertible Preferred" shall mean the Company's convertible preferred
           ---------------------
stock, par value $.001 per share, which is convertible into shares of Common Stock.

          "Current Market Price" per share of any class of Common Stock on any
           --------------------
date shall be deemed to be the average of the daily closing prices for shares of such class for the 30 consecutive Trading Days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way, or in case no such reported sales takes place on such date, the closing bid price regular way on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System or the NASDAQ SmallCap Market) on which shares of such class of Common Stock are listed or admitted to trading or, if such class of Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for such class of Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date such class of Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of such class of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and all rules and regulations promulgated thereunder.

          "Existing Options" shall mean the options of the Corporation listed on
           ----------------
the Capitalization Chart attached to the Purchase Agreement as Exhibit D.
                                                               ---------

          "Existing Warrants" shall mean the warrants of the Corporation listed
           -----------------
on the Capitalization Chart attached to the Purchase Agreement as Exhibit D.
                                                                  ---------

          "Independent Third Party" shall mean any person or entity who,
           -----------------------
immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is
                                                           --------
not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons or entities;

          "Public Offering" shall mean the sale in an underwritten public
           ---------------
offering registered under the Securities Act of shares of the Company's Common Stock;

          "Purchase Rights" shall mean the right to purchase shares of the
           ---------------
Company's Common Stock granted pursuant to those certain Equity Protection Agreements, dated as of April 25, 1997, between the Company and U-C Holdings, L.L.C.;

          "Registration Rights Agreement" shall mean that certain Registration
           -----------------------------
Rights Agreement, dated as of April 25, 1997, by and among the Company and U.C. Holdings, L.L.C.;

          "Sale of the Company" shall mean the sale of the Company to an
           -------------------
Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, recapitalization, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis;

          "Trading Day" shall mean (a) a day on which the Common Stock is traded
           -----------
on The Nasdaq Small-Cap Market, the Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The Nasdaq Small-Cap Market, the Nasdaq National Market or any registered national stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding its functions of reporting policies);

          "Warrant Shares" shall mean the shares of Common Stock issuable upon
           --------------
exercise of the Warrants.

          1.  Exercise of Warrant.  This Warrant may be exercised during the
              -------------------
Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant and delivery of an "Election to Exercise" (duly
                                                     --------------------
executed in the form attached hereto) to the Company at its office at 5784 Lake Forrest Drive, Suite 275, Atlanta, GA 30328 or at such other place as is designated in writing by the Company. In connection with any exercise of this Warrant, the Holder shall deliver to the Company either (a) cash (by wire transfer of immediately available funds to the Company's account) or a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (b) the
                                         ------------------------
surrender to the Company of debt or equity securities of the Company having a Current Market Price equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Current Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (c) a written notice to the Company that the Holder is exercising this Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of this Warrant which when multiplied by the Current Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). Each Warrant not exercised prior to 5:00 p.m. on July 23, 2006 Illinois time shall become null and void and all rights thereunder shall cease as of such time. At least 30 days prior to the end of the Exercise Period, the Company shall give the Holder written notice of (i) the expiration of the Exercise Period, (ii) the number of Warrant Shares issuable upon exercise of this Warrant as of the date of such notice and (iii) the Exercise Price in effect as of such date.

          2.  Holder of Record; Issuance of Warrant Shares.  Upon receipt by the
              --------------------------------------------
Company of this Warrant, the Election to Exercise, and the Aggregate Exercise Price for the Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise; provided, however, that if the date of such receipt is a date upon which the transfer books of the Company are closed, the Holder shall be deemed to be the record holder on the next succeeding business day on which such books are open. The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. As soon as practicable after each such exercise of this Warrant, the Company shall issue and cause to be delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the remaining unexercised balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

          3.  Warrant Transfers and Exchanges; Holder Acknowledgments.
              -------------------------------------------------------

          (a)  Warrant Transfers and Exchanges.  Any Warrants issued upon the
               -------------------------------
transfer or exercise in part of this Warrant shall be numbered and shall be registered in a "Warrant Register" as they are issued. The Company shall be
                 ----------------
entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall cause to be delivered a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person until the Company has received an opinion of counsel to the transferor that such transfer does not require registration under with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations
                                         ---
thereunder.

          (b)  Holder Acknowledgments. The Holder acknowledges that such Holder
               ----------------------
has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Purchase Agreement. The Holder acknowledges that such Holder is familiar with the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically provided in the Registration Rights Agreement, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. Notwithstanding any other provision hereof, if an exercise of this

Warrant or any portion hereof is to be made in connection with a registered public offering or the sale of the Company, the exercise of this Warrant or any portion hereof may, at the election of the Holder, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction. The Company shall assist and cooperate with any Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

          4.  Company Covenants.   The Company covenants that the Warrant
              -----------------
Shares, upon receipt by the Company of the Aggregate Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights, liens, taxes and charges with respect to the issuance thereof. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. The Company covenants and agrees that promptly after the date hereof, the Company shall amend its certificate of incorporation to the extent necessary to increase the authorized and unissued shares of Common Stock of the Company to a number sufficient to allow for the exercise of the Warrants, the Existing Warrants, the Existing Options. The Company shall at all times thereafter reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor and the Company shall not thereafter take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

          5.  Adjustments to Exercise Price
              -----------------------------

              (a)  Adjustments to Exercise Price on or Prior to the Third
                   ------------------------------------------------------
Anniversary of the Date of Issuance. From the date of issuance of this Warrant
- ------------------------------------
to and including the third anniversary of the date of issuance, the Exercise Price shall be subject to adjustment on a quarterly basis such that if on any of March 31, June 30, September 30 and December 31 of any year, beginning September 30, 1999, the Average Market Price (as defined below) is less than the Exercise Price then in effect, then the Exercise Price shall be reduced to equal such Average Market Price: provided that in no event shall the Conversion Price be
                      --------
reduced pursuant to this Section 5(a) below $2.75 (as adjusted for stock splits,
                         ------------
stock dividends, recapitalizations and other similar events).

              (b)  Adjustments to Exercise Price After the Third Anniversary of
                   ------------------------------------------------------------
the Date of Issuance.
- --------------------

               (i)  Issuance of Common Stock below Current Market Price. In case
                    ---------------------------------------------------
     the Company shall after the third anniversary of the Date of Issuance issue or fix a record date for the issuance to all holders of any class of Capital Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of such class of Common Stock which the aggregate offering price of the total number of shares of such class of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

               (ii) Other Distributions.  In case the Company shall distribute
                    -------------------
     to all holders of any class of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation)
     (i) evidences of its indebtedness, (ii) cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution), (iii) assets (in each case (i) through (iii), other than distributions and dividends payable in shares of Common Stock), or (iv) rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or changeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 5(b)(i) above), then, in each case, the Exercise Price shall be
        ---------------
     adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of such class of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of such class of Common Stock. Such adjustment shall become effective at the close of business on such record date.

               (iii)  Other Issuances of Common Stock below Current Market
                      ----------------------------------------------------
     Price.  In case the Company shall issue shares of Common Stock or rights,
     -----
     options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 5(b)(i), 5(b)(ii), or 5(c), (ii) upon any issuance of securities
     ----------------  --------     ----
     pursuant to the Purchase Agreement, (iii) upon exercise of any of the Existing Warrants, (iv) upon exercise of any of the Existing Options or (v) upon exercise of any of the Purchase Rights), at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price per share of shares of such class of Common Stock so issued in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Current Market Price, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price.

          For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, without limitation, a change resulting from the antidilution provisions thereof. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 5(d) shall be as determined in good faith by the board of
             ------------
     directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

               (c)  Stock Dividends and Recombinations. In case the Company
                    ----------------------------------
shall at any time after the date this Warrant is first issued (i) declare a dividend on any class of the outstanding capital stock of the Company (the "Capital Stock") payable in shares of its Capital Stock, (ii) subdivide any
 -------------
class of the outstanding Capital Stock, or (iii) combine any class of the outstanding Capital Stock into a smaller number of shares, then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then current Exercise Price, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination. Such adjustment shall be made successively whenever any event listed above shall occur.


               (d)  Calculations, Adjustments, Notice and Fractional Shares.
                    -------------------------------------------------------

                    (i)  All computations under this Section 5 shall be made to
                                                     ---------
     the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                          (ii) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 5(b), 5(c), or 5(d) above, this
                                        -------------  ----     ----
     Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

                          (iii) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice
                      ---------
     thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                          (iv) The Company shall not be required to issue fractions of shares of Common Stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

          6.   Consolidations, Mergers and Reclassifications.
               ---------------------------------------------

               (a)  Consolidations, Mergers, Sale of Assets.  In case of any
                    ---------------------------------------
consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and
(ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.
               ---------

               (b)  Reclassification of Warrant Shares.  In case of any
                    ----------------------------------
reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares) or
in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.
                                                          ---------

               (c)  Successive Consolidations, Mergers and Reclassifications.
                    --------------------------------------------------------
The above provisions of this Section 6 shall similarly apply to successive
                             ---------
reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

               (d)  Other Events. If any event occurs of the type contemplated
                    ------------
by the provisions of this Section 6 but not expressly provided for by such
                          ---------
provisions ,then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the Number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the Number of Warrant Shares obtainable as otherwise determined pursuant to this Warrant without the prior written consent of the holders of a majority of the Warrant Shares issued or issuable upon exercise of the Warrants (which consent will not be unreasonably withheld).

          7.   Notice to Holder.  In case at any time the Company shall propose
               ----------------
to:

               (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

               (b) issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

               (c) effect any reclassification or change of outstanding shares of Capital Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6 hereof; or
                       ---------

               (d) effect any liquidation, dissolution, or winding-up of the Company; or

               (e) take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

          8.   Taxes and Other Charges.  The issuance of any shares or other
               -----------------------
securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance or for any other cost of the Company incurred in connection with such issuance and delivery. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or delivery of this Warrant to a person other than, or the issuance and delivery of any certificate in a name other than that of the registered Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          9.   Indemnification. Subject to the conditions set forth below, the
               ---------------
Company agrees to indemnify and hold harmless each Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, without limitation, reasonable attorneys' fees and
                 ---------
any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with, any breach of any representation, warranty, covenant, or agreement of the Company contained in any of the Warrants. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under any of the Warrants.

          If any action is brought against any Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be
                    -----------------
sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability under this Section 9 unless the Company shall have been materially
                         ---------
prejudiced by such failure or relieve the Company from any liability other than pursuant to this Section 9) and the Company shall
                 ---------
promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anythingin this Section 9 to the contrary notwithstanding, the
                                                   ---------
Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld.

          10.  Legend.  Unless registered pursuant to the provisions of the
               ------
Registration Rights Agreement, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR
          (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

          In addition, any Warrants issued upon transfer or any new Warrants issued shall bear a similar legend.

          11.  Miscellaneous.
               -------------

               (a) The Warrant Shares shall be entitled to the benefit of the provisions of the Registration Rights Agreement.

               (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder thereof that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

               (c) The Holder of any Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

               (d) This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

               (e) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at 5784 Lake Forrest Drive, Suite 275, Atlanta, GA 30328 , Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of th is Section 11(e). Notice to the estate of any party shall
                        -------------
be sufficient if addressed to the party as provided in this Section 11(e).  Any
                                                            -------------
notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11(e) shall be deemed given at
                                       -------------
the time of receipt thereof.

               (f) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

               (g) This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

                         *      *      *      *      *

          IN WITNESS WHEREOF, the Company has executed this Class D Warrant as of the day and year written below.


Dated as of: July __, 1999

                                    COLLEGE TELEVISION NETWORK, INC.


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

Attest:
- ------

_____________________________
By:__________________________
Name:________________________
Title:_______________________

                              FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

          FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto ___________________ a Warrant to purchase __________ shares of Common Stock, par value $0.005 per share, of College Television Network, Inc. (the "Company"), together with all right, title, and interest therein, and does
      -------
hereby irrevocably constitute and appoint the secretary of the Company attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ____________________


                                    Signature______________________

                                    _______________________________
                                    Signature Guarantee


                                    NOTICE

          The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:  COLLEGE TELEVISION NETWORK, INC.
     5784 Lake Forrest Drive, Suite 275
     Atlanta, GA 30328

                             ELECTION TO EXERCISE


          The undersigned hereby exercises his or its rights to purchase _____ Warrant Shares covered by the within Warrant and tenders payment herewith of the Aggregate Exercise Price in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
                   (Print Name, Address and Social Security
                         or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
                   (Print Name, Address and Social Security
                         or Tax Identification Number)

Dated: ____________________               Name:___________________________
                                                    (Print)

                                          ________________________________
                                          (Signature)

                                          ________________________________
                                          (Signature Guarantee)

                                          ________________________________
                                          (Signature Guarantee)